       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2001

                                                     REGISTRATION NO. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MOTOROLA, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                       36-1115800
  (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


1303 EAST ALGONQUIN ROAD, SCHAUMBURG, ILLINOIS                60196
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       MOTOROLA 401(k) PROFIT SHARING PLAN
                  MOTOROLA EMPLOYEE STOCK PURCHASE PLAN OF 1999
                            (FULL TITLE OF THE PLANS)

                 CARL F. KOENEMANN, EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
              1303 EAST ALGONQUIN ROAD, SCHAUMBURG, ILLINOIS 60196
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (847) 576-5000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                         Proposed             Proposed
  Title of                                                Maximum              Maximum
Securities                          Amount               Offering             Aggregate           Amount of
  to be                              to be                 Price              Offering           Registration
Registered                       Registered (1)(2)      Per share (3)          Price (3)            Fee (3)
----------------------------------------------------------------------------------------------------------------
Motorola, Inc. Common
Stock  ($3 Par Value)(3)(4)     69,300,000 shares         $15.84           $1,097,712,000          $274,428
----------------------------------------------------------------------------------------------------------------


(1) Plus an indeterminate number of additional shares which may be issued if the anti-dilution adjustment provisions of the plans become operative.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Motorola 401(k) Profit Sharing Plan described herein.
(3) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant's Common Stock on the New York Stock Exchange - Composite Tape on May 4, 2001.
(4) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.
                                              --------------------

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Motorola, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-7221) are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Company's Current Report on Form 8-K as filed with the Commission on April 3, 2001.

         3. The description of the Company's Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

         4. The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 5, 1998, as amended.

         All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the shares of the Company's Common Stock offered hereby have been sold or which deregisters all the shares of the Company's Common Stock then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents; (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for this purpose to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          The Company's Common Stock to be offered is registered under
Section 12(b) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the securities offered under the Registration Statement is being passed upon for the Company by Jeffrey A. Brown, Esq., Senior Corporate Counsel in the Company's Law Department. As of May 1, 2001, Mr. Brown owned approximately 1,400 shares of the Company's Common Stock and held options to purchase 27,400 shares of the Company's Common Stock, of which 4,975 shares were currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

          The Company's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.  EXHIBITS.

          Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 8th day of May, 2001.

                                          MOTOROLA, INC.

                                          By:      /s/ CARL F. KOENEMANN
                                              -------------------------------
                                               Carl F. Koenemann
                                               Executive Vice President and
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the hereby constitutes and appoints Christopher B. Galvin, Robert L. Growney, Carl F. Koenemann and Anthony M. Knapp, and each of them, as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the date or dates indicated.


         SIGNATURE                                   TITLE                              DATE
         ---------                                   -----                              ----
/s/ CHRISTOPHER B. GALVIN                   Chairman of the Board and                   05/08/01
-------------------------------             Chief Executive Officer
Christopher B. Galvin                       (Principal Executive Officer)


/s/ CARL F. KOENEMANN                       Executive Vice President and                05/08/01
-------------------------------             Chief Financial Officer
Carl F. Koenemann                           (Principal Financial Officer)


/s/ ANTHONY M. KNAPP                        Senior Vice President and Controller        05/08/01
-------------------------------             (Principal Accounting Officer)
Anthony M. Knapp




/s/ FRANCESCO CAIO                          Director                                    05/08/01
-------------------------------
Francesco Caio

/s/ RONNIE C. CHAN                          Director                                    05/08/01
-------------------------------
Ronnie C. Chan

/s/ H. LAURANCE FULLER                      Director                                    05/08/01
-------------------------------
H. Laurance Fuller

/s/ ROBERT L. GROWNEY                       Director                                    05/08/01
-------------------------------
Robert L. Growney

/s/ ANNE P. JONES                           Director                                    05/08/01
-------------------------------
Anne P. Jones

/s/ JUDY C. LEWENT                          Director                                    05/08/01
-------------------------------
Judy C. Lewent

/s/ WALTER E. MASSEY                        Director                                    05/08/01
-------------------------------
Walter E. Massey

/s/ NICHOLAS NEGROPONTE                     Director                                    05/08/01
-------------------------------
Nicholas Negroponte

/s/ JOHN E. PEPPER, JR.                     Director                                    05/08/01
-------------------------------
John E. Pepper, Jr.

/s/ SAMUEL C. SCOTT                         Director                                    05/08/01
-------------------------------
Samuel C. Scott III

/s/ B. KENNETH WEST                         Director                                    05/08/01
-------------------------------
B. Kenneth West

/s/ JOHN A. WHITE                           Director                                    05/08/01
-------------------------------
John A. White



      Pursuant to the requirements of the Securities Act of 1933, the Motorola 401(k) Profit Sharing Plan has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois on the 8th day of May, 2001

                                            MOTOROLA 401(k) PROFIT SHARING
                                            PLAN


                                            By:   /s/ CARL F. KOENEMANN
                                                  ---------------------
                                                  Carl F. Koenemann
                                                  Authorized Member of
                                                  the Management Committee

                                  EXHIBIT INDEX


EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------
         5(a)     Opinion and consent of Jeffrey A. Brown, Senior Corporate
                  Counsel, Motorola Corporate Law Department as to the validity of the securities being issued.

                  The Company received a favorable determination letter dated
                  June 9, 1994 from the Internal Revenue Service ("IRS") that the Motorola Profit Sharing and Investment Plan (now named the
                  Motorola 401(k) Profit Sharing Plan) is qualified under
                  Section 401(a) of the Internal Revenue Code. The Plan has been amended since that date. The Company undertakes to submit the Plan, as amended, to the IRS in a timely manner for a new determination letter as to its qualified status, and the Company will make all changes required by the IRS in order to qualify the Plan.

         23(a)    The Consent of KPMG LLP.

         23(b)    The Consent of Jeffrey A. Brown, Senior Corporate Counsel,
                  Motorola Corporate Law Department is included in Exhibit 5(a).
